8

            SERIES D 8% CONVERTIBLE PREFERRED STOCK
                   CERTIFICATE OF DESIGNATION

                              FOR

                    AFGL INTERNATIONAL, INC.

       CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                               OF

            SERIES D 8% CONVERTIBLE PREFERRED STOCK

                               OF

                    AFGL INTERNATIONAL, INC.


               Pursuant to Section 78.195 of the
                     Nevada Revised Statues


           AFGL  INTERNATIONAL, INC. a corporation organized  and
existing   under   the  laws  of  the  State   of   Nevada   (the
"Corporation"), in accordance with Section 78.195 of  the  Nevada
Revised Statutes, DOES HEREBY CERTIFY:

     1. The Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at Twenty-Five Million (25,000,000) shares, of which Five Million (5,000,000) shares shall be shares of Preferred Stock, par value $.001 per share (herein referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares shall be shares of Common Stock, par value $.01 per share (herein referred to as "Common Stock").

      2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in the Certificate of Incorporation.

      3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, on May 24, 1996, (by unanimous written consent), duly authorized and adopted the following resolutions providing for an issue of a series of its Preferred Stock to be designated "Series D Convertible Preferred Stock."

     "RESOLVED, that an issue of a series of Preferred Stock, $.001 par value per share, of the Corporation (the Preferred Stock of the Corporation being herein referred to as "Preferred Stock", which term shall include any additional shares of Preferred Stock of the same class hereafter authorized to be issued by the Corporation), consisting of Eighty (80) shares is hereby provided for, and the voting power, designation, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series shall be as set forth below:

Designation:  Number of Shares.

     (a) The designation of such series of Preferred Stock shall be "Series D Convertible Preferred Stock" (hereinafter referred to as the "Series D Stock") and the number of authorized shares constituting the Series D Stock is Eighty (80). The Series D Stock shall be deemed a separate class of Preferred Stock, and shall be apart from any other series of Preferred Stock.

          Part 1.   Liquidation.

          Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series D Stock will be entitled to be paid, after any distribution or payment is made upon any Senior Securities and before any distribution or payment is made upon Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Series D Stock outstanding, and the holders of Series D Stock will not be entitled to any further payment. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series D Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series D Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less then 30 days prior to the payment date stated therein, to each record holder of Series D Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of this Part 1.

          Part 2.   Dividends.

          2A. Entitlement. The holders of Series D Stock, shall be entitled to receive cumulative dividends. Such dividends shall be paid to the holders in cash or in-kind through the issuance of Common Stock, as determined at the election of the Corporation, on conversion of the Series D Stock in accordance with Part 3, below, except as provided in Part 5, below.

          2B. Accrual Rate. Dividends on each share of Series D Stock shall accrue on a daily basis at the rate of 8.000% per annum of the Face Value (as defined below), from and including the Date of Issuance of such share to and including the date on which the Redemption Price (as defined below) of such share is paid or the date on which such share is converted into Common Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of the Series D Stock will be deemed to be its "Date of Issuance" as that term is used herein, regardless of the number of times transfer of any such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence any such share.

          Part 3.   Conversion Rights.

           3A. Conversion Procedure. Subject to the provisions set forth below, each share of Series D Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below. Any holder of Series D Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the shares being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series D Stock to be converted (provided that the number of shares tendered for conversion at any one time shall not be less than $100,000 in Face Value) and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The date of execution of the notice of conversion and delivery thereof to the Corporation by facsimile transmission at (212) 508-3540 shall be the "Conversion Date"; provided, that if the certificate representing the shares of Series D Stock to be converted as stated in the notice of conversion is not received by the Corporation or its designated agent within three business days of receiving said facsimile transmission, the Conversion Date shall be the date on which the Series D Stock certificates are actually received by the Corporation or agent. After the receipt of such notice of conversion and the certificates for the Series D Stock converted, the Corporation shall promptly issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series D Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series D Stock not so converted. The Corporation shall pay all transfer agent fees and expenses payable upon the conversion of Series D Stock.

          3B. Conversion Rate. The number of shares issuable on conversion of the Series D Stock shall be determined by dividing the Face Value of the Series D Stock being converted plus (if the Corporation elects to paid accrued dividends in-kind with Common Stock) the amount of accrued dividends on such Face Amount as of the Conversion Date, by the lesser of (i) 105% of the average closing bid prices for the Common Stock during the month of June 1996, as reported by the National Association of Securities Dealers Automated Quotation System or such other inter-dealer quotation system as may report quotations on the Common Stock, or
(ii) 80% of the market price on the Conversion Date. For purposes of this Part 3B, "market price" on a given date shall be the average closing bid prices of the Common Stock for the five NASDAQ trading days immediately preceding the applicable date as reported by the National Association of Securities Dealers Automated Quotation System or such other inter-dealer quotation system as may report quotations on the Common Stock. In the event any fractional share of Common Stock would become issuable under the calculation contained in this Part 3B, the number of shares issuable shall be rounded up to the nearest whole number.

           3C.  Conversion Dates  The right to convert the Series
D Stock into shares of Common Stock shall vest over a 100-day period following the Date of Issuance as set forth below:

               (i)  With respect to 50% of the shares of Series D
          Stock held, shall commence 70 days following the Date of Issuance; and

                (ii) With respect to any remaining shares of Series D Stock held, shall commence 100 days following the Date of Issuance.

Any shares of Series D Stock that remain outstanding at 12:01 a.m., New York City time on June 1, 1998, shall there upon be automatically converted to Common Stock without any action on the part of the holder thereof, and all certificates that theretofore represented shares of Series D Stock shall represent only the right to receive shares of Common Stock on surrender of the certificates to the Corporation as provided in this Part 3

           3D. Fundamental Changes. In case the Corporation shall effect any stock split, reverse stock split, or capital reorganization of the Common Stock, or shall consolidate, merge, or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger, or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of the Series D Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash, or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction.

           3E. Converted Shares and Common Stock Held for Conversion. Any shares of Series D Stock which at any time have been converted shall be canceled and may not be reissued. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series D Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

          Part 4.   Voting Rights.

           The Series D Stock shall have no voting rights, except as required in the specific instance by the Nevada Revise Statutes and except the right to approve by majority vote of the holders of the Series D Stock: the authorization and issuance of any class or series of Preferred Stock senior to the Series D Stock which is not authorized as of June 1, 1996; any amendment, modification, or repeal of the articles of incorporation of the Corporation if the powers, preferences, or special rights of the Series D Stock would be adversely affected; and, the imposition of any restriction on the Series D Stock, other than restrictions arising under the Nevada Revised Statutes or existing under the articles of incorporation as in effect at June 1, 1996.

          Part 5.   Redemption.

          5A. Redemption Price. For each share of Series D Stock which is to be redeemed, the Corporation will be obligated on the Redemption Date (as defined below) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office or to the Corporation's transfer agent of the certificates representing such shares of Series D Stock) an amount in immediately available funds equal to 120% of the Liquidation Value thereof plus all accrued dividends as of the Redemption Date.

          5B. Redemption upon Specific Event. In the event any shares of the Series D Stock are submitted for conversion under
Part 3 and the market price for the Common Stock on the Conversion Date as determined under Part 3B is less than $2.00 per share, the Corporation may, at its option, elect to redeem the Series D Stock tendered for conversion rather than convert the shares.

           5C. Notice of Redemption. The Corporation will mail written notice of redemption of Series D Stock to the record holder submitting the Series D Stock to the Corporation for conversion not later than the close of the next Business Day following the date on which the shares of Series D Stock are tendered to the Corporation for conversion. The date specified in such notice for redemption is herein referred to as the "Redemption Date."

          5D. Termination of Rights. On the Redemption Date all rights pertaining to the Series D Stock, including, but not limited to, any right of conversion, will cease, and such Series
D Stock will not be deemed to be outstanding.

          5E.   Redeemed or Otherwise Acquire Shares.  Any shares
of Series D Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and may not be reissued.

          Part 6.   Definitions.

           "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.
           "Common Stock" means the Common Stock, $0.01 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.
           "Junior Securities" means any of the Corporation's equity securities other than the Senior Securities.

           "Liquidation Value" of any Series D Stock as of any particular date will be equal to $50,000 per share.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

           "Senior  Securities" means the Corporation's Series  A
Stock, Series B Stock, and Series C Stock.

               *               *               *

           IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Gary S. Goldstein, its President, and attested to by Barry S. Roseman, its Secretary, this ______ day of May, 1996.

                                   AFGL INTERNATIONAL, INC.


                                   By:   /s/
                                     Gary S. Goldstein, President
ATTEST


By:   /s/
    Barry S. Roseman, Secretary


                         ACKNOWLEDGMENT

STATE OF NEW YORK        )
                         )ss
COUNTY OF NEW YORK       )

      I, Gary S. Goldstein, hereby certify that I am the duly elected and qualified President of AFGL INTERNATIONAL, INC., that the foregoing instrument is the act and deed of the Corporation and the facts stated therein are true.


                                      /S/
                                   Gary S. Goldstein, President

      Subscribed and sworn to before me the undersigned, a Notary
Public in and for said county and state this 29th day of May, 1996.


                                      /s/
                                   Notary Public